Sino Clean Energy, Inc. Announces Full Year 2010 Financial Results

-- FY2010 revenues increased 131% to $106.3 million; adjusted net income increased 154.7% to $27.9 million, with adjusted EPS of $1.46

-- FY2010 gross margins increased 230 bps year-over-year to 39.4%

-- Company generated $26.2 million in operating cash flow for full year 2010

-- Company provides full year 2011 guidance and expects revenues of at least $170 million and adjusted net income of at least $38 million

-- Management to host Earnings Conference Call on April 1, 2011 at 9:00 am ET

XI'AN, China, Mar. 31, 2011 -- Sino Clean Energy Inc. (Nasdaq:SCEI) ("Sino Clean Energy," or the "Company"), a leading producer and distributor of coal-water slurry fuel ("CWSF") in the People's Republic of China ("China"), today announced the Company's unaudited financial results for the fourth quarter and full year of 2010.

SUMMARY FINANCIALS

Fiscal Year 2010 Results
	2010	2009	CHANGE
Sales	$106.3 million	$46.0 million	+131.1%
Gross Profit	$41.8 million	$17.1 million	+144.4%
Adjusted Earnings (unaudited)	$27.9 million(1)	$10.9 million(2)	+154.7%
GAAP Net Income (loss)	$48.0 million	($34.8) million	--
Adjusted EPS (Diluted)（unaudited）	$1.46(1)	$0.57(2)	+156.1%
GAAP EPS (Diluted)	$2.70	($3.56)	--

(1) Excludes non-cash gain of $28.4 million related to extinguishment of derivative liability, non-cash gain of $2.2 million for the changes in fair derivative liabilities, $1.9 million fair value of shares issued for bonus interest, and $8.6 million for amortization of notes discount.
(2) Excludes $25 million non-cash cost for private placement, non-cash gain of $7.0 million related to extinguishment of derivative liability, non-cash charges of $12.8 million for the changes in fair value of derivative liabilities, $3.9 million for amortization of notes discount, and $11.1 million related to the shares of common stock placed in escrow in connection with the Company's July 2009 financing.

2010 Full Year Financial Results

Revenue -- For the full year of 2010 increased 131% to $106.3 million from $46.0 million in the same period of the prior year.  For the year ended December 31, 2010, the Company sold 982,167 metric tons of CWSF compared to 456,197 metric tons in the same period one year ago, representing an increase of 115.3%. The Company's annual production capacity at December 31, 2010 was 850,000 metric tons, as compared to 650,000 metric tons at December 31, 2009. As of December 31, 2010, Sino Clean Energy had 43 customers under CWSF supply agreements totaling approximately 980,000 metric tons per year, compared to 30 customers totaling approximately 600,000 metric tons of CWSF per year at December 31, 2009.

Cost of Goods Sold -- Cost of goods sold was $64.4 million for the year ended December 31, 2010, compared to $28.9 million for the full year of 2009, representing an increase of 123%, which was in line with the corresponding increase in sales.

Gross Profit and Gross Profit Margin -- Gross profit increased 145% to $41.8 million in the full year of 2010, as gross profit margin improved by 230 basis points from the same period last year to 39.4% due to the higher pricing for CWSF.

Selling, General and Administrative Expenses -- Selling expenses totaled $4.6 million for the year ended December 31, 2010, as compared to $1.1 million for the year ended December 31, 2009, an increase of 309%. This increase is mainly in transportation costs which amounted to $4.5 million due to the growth of business in 2010. General and administrative expenses totaled $2.6 million for the full year of 2010, as compared to $1.8 million full year 2009, an increase of approximately 43% primarily attributable to the expansion of the Company’s operations.

Income from Operations -- Income from operations increased 145% to $34.7 million from $14.2 million due to the above-mentioned factors.

GAAP net income for the full year of 2010 was $48.0 million and diluted earnings per share was $2.70 based on 17.8 million shares. Adjusting for non-cash charges during each respective period, adjusted earnings was $27.9 million and $10.9 million for the full years ending December 31, 2010 and 2009, yielding $1.46 and $0.57 in diluted earnings per share, respectively.

Liquidity and Capital Resources

Cash and cash equivalents were $52.1 million at December 31, 2010 compared to $18.3 million at December 31, 2009. For the full year of 2010, the Company generated $26.2 million in net cash flow from operations, compared to $9.7 million in the full year of 2009. The Company had working capital of $58.3 million at December 31, 2010 and a current ratio of 4.0-to-1. Inventories were $1.3 million and the accounts receivable balance was $3.9 million at December 31, 2010, compared to approximately $0.9 million and $3.7 million at December 31, 2009, respectively. The annualized days sales outstanding for the full year of 2010 were 13 days.

Financial Outlook for 2011

Management is providing fiscal 2011 guidance and expects revenues of at least $170 million and net income of at least $38 million, representing an increase of approximately 60.0% and 35.7% compared to 2010 revenues and adjusted net income, respectively. This guidance assumes total sales volume of 1.4 million metric tons of CWSF in 2011.

Business Outlook for 2011

Sino Clean Energy has achieved several major milestones in the past few months. In January 2011, the Company commenced production at its new 300,000 metric ton (MT) CWSF production facility in Dongguan, Guangdong province. This facility took 4 months to build and cost approximately $11.2 million of capital expenditures for land, equipment and construction. With the successful completion of its first production facility in Guangdong province and a large base of prospective customers in this region, management announced on March 24, 2011, its intention to add an additional 750,000 MT of CWSF adjacent to the existing 300,000 MT facility. Strong support from the Dongguan government to accelerate the adoption of CWSF, including a one-time subsidy of $6,150 per steam ton per year and a mandate that all coal-fired boilers below four steam tons/hour and 10 steam tons/hour over eight years old must be renovated or eliminated by the end of 2012, which we believe will materially increase demand for our products. Management expects a rapid ramp in utilization rates at the Dongguan facility to contribute approximately $59.5 million of revenues based on 440,000 MT of production in 2011.

The Company continues to proceed with plans to build a new 500,000 MT CWSF production facility in Nanning, Guangxi province. The business development team is in the process of securing the land for the 500,000 MT facility and expect to commence construction by the end of 2011. The projected capital expenditures for the Nanning facility are approximately $24 million. Finally, management is currently evaluating its plans to proceed with the 200,000 MT capacity expansion in Shenyang and will provide updates on any developments in future news releases.

"I am pleased with our accomplishments in 2010, which included a 30.7% increase in capacity and a 131% increase in sales," stated Baowen Ren, Chairman of Sino Clean Energy. "We are convinced that the CWSF market is at the early stages of a long term growth cycle in China, driven by rapid adoption of clean and efficient sources of energy. With our experience, increasing scale and prime capital position, Sino Clean Energy will strive to extend its lead in this burgeoning market."

Conference Call

The conference call will take place at 9:00 a.m. ET on Friday, April 1, 2011. To attend the call, please use the dial-in information below. When prompted, ask for the "Sino Clean Energy call" and/or be prepared to provide the conference ID.

Date:	Friday, April 1, 2011
Time:	9:00 a.m. Eastern Time, US
Conference Line Dial-In (U.S.):	1-877- 941-8601
International Dial-In:	1-480-629-9810
Conference ID:	4428282 "Sino Clean Energy Call"
Webcast link:	http://viavid.net/dce.aspx?sid=00008378

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through April 8, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4428282 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link, http://viavid.net/dce.aspx?sid=00008378, or at ViaVid's website at http://www.viavid.net, where the webcast can be accessed through April 8, 2011.

About Sino Clean Energy

Sino Clean Energy is a U.S. publicly traded company and a China-based producer and distributor of coal-water slurry fuel ("CWSF"). With locations in Shaanxi Province and Liaoning Province, Sino Clean Energy is one of the leading CWSF producers in China. For more information about Sino Clean Energy, please visit http://www.sinocei.net/.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Sino Clean Energy.  Accordingly, management excludes the change in derivative liabilities, gains (losses) on extinguishment of derivative liabilities, expenses related to escrow shares, the fair value of shares issued for bonus interest, and amortization of note discount when making operational decisions. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings (Unaudited)

	Year Ended
	December 31
	（Unaudited）	(Unaudited)
	2010	2009
Net Income(loss)	48,005,406	(34,824,688)
Expense related to escrow shares	-	11,125,071
Gain on extinguishment of derivative liability	(28,404,181)	(7,046,556)
Change in fair derivative liabilities	(2,197,831)	12,770,113
Gain on value of shares issued for bonus interest	1,864,701	-
Cost of private placement	-	24,977,114

Amortization of notes discount	8,601,975	3,942,185

Adjusted earnings	27,870,070	10,943,239
Basic adjusted earnings per common share	$1.46	$0.57
Diluted adjusted earnings per common share	$1.46	$0.57

Safe Harbor Statement

This press release contains certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to uncertainties in product demand, the impact of competitive products and pricing, our ability to obtain regulatory approvals, changing economic conditions around the world and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
Company:
Ming Lee
Assistant to the Chairman
Tel:   +86-29-8406-7376 (China)
Email: marin_lm@163.com

Investor Relations:

HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
 Email: thaberfield@hcinternational.net
 Web:   http://www.hcinternational.net

--Financial Tables—

Sino Clean Energy Inc. and Subsidiaries

 Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
ASSETS
Cash and cash equivalents	$52,055,857	$18,302,558
Accounts receivable, net	3,856,941	3,655,473
Inventories	1,261,334	892,609
Prepaid inventories	10,242,878	5,453,095
Prepaid expenses	1,384	259,627
Tax recoverable	-	138,495
Other receivables	49,664	65,584
Amount due from Suoang BST	10,307,912	-
Land use right – current portion	40,079	38,739
Total current assets	77,816,049	28,806,180

Land use right – non-current portion	1,799,889	1,778,562
Property, plant and equipment, net	13,609,932	12,557,691
Prepayments and deposits	9,409,091	729,328
Goodwill	762,018	762,018
Total assets	103,396,979	44,633,779

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Accounts payable and accrued expenses	$1,560,183	$2,672,211
Taxes payable	3,329,844	1,577,249
Mortgage payable – current portion	5,450	-
Amount due to directors	48,457	73,466
Derivative liabilities	14,555,027	16,752,858
Total current liabilities	19,498,961	21,075,784

Mortgage payable –non-current portion	160,095	-
Convertible notes, net of discount	-	1,615,025
Derivative liabilities	-	28,404,181
Total liabilities	19,659,056	51,094,990

Shareholders’ Equity (Deficiency)
Preferred stock, $0.001 par value, 50,000,000 shares authorized
None issued and outstanding
Common stock, $0.001 par value, 30,000,000 shares authorized,
23,452,270 and 10,849,863 issued and outstanding as of
December 31, 2010 and 2009 respectively	23,452	10,850
Additional paid-in capital	66,567,560	25,432,804
Retained earnings (accumulated deficit)	9,221,924	(35,802,987)
Statutory reserves	4,739,048	1,758,553
Accumulated other comprehensive income	3,185,939	2,139,569
Total shareholders’ equity (deficiency)	83,737,923	-6,461,211
Total liabilities and shareholders’ equity	$103,396,979	$44,633,779

Sino Clean Energy Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Income (Loss)

For the years ended December 31, 2010 and 2009
(Amounts expressed in U.S. Dollars)
	Years Ended December 31,
	2010	2009

Revenue	$106,273,785	$46,012,353

Cost of goods sold	(64,444,862)	(28,922,846)

Gross profit	41,828,923	17,089,507

Selling expenses	4,600,685	1,125,884
General and administrative expenses	2,574,200	1,796,032

Income from operations	34,654,038	14,167,591

Other income (expenses)
Interest expense and finance costs	(10,464,567)	(4,937,441)
Expense related to escrow shares	-	(11,125,071)
Interest income	105,096	43,285
Gain on extinguishment of derivative liability	28,404,181	7,046,556
Change in fair value of derivative liabilities (warrants)	2,197,831	(12,770,113)
Cost of private placement	-	(24,977,114)
Sundry income (expenses)	-	(29,293)
Total other income (expenses)	20,242,541	(46,749,191)

Income before provision for income taxes	54,896,579	(32,581,600)

Provision for income taxes	6,891,173	2,243,088

Net income before non-controlling interest	48,005,406	(34,824,688)

Net income	48,005,406	(34,824,688)

Other comprehensive (loss) income
Transfer to reserve		-
Foreign currency translation adjustment	1,046,370	16,344

Comprehensive (loss) income	$49,051,776	$(34,808,344)

Weight average number of shares
-Basic	15,855,682	9,792,922
-Diluted	17,758,159	9,792,922

Income (Loss) per common share
-Basic	$3.03	$(3.56)
-Diluted	$2.70	$(3.56)

Sino Clean Energy Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the years ended December 31, 2010 and 2009
(Amounts expressed in U.S. Dollars)

	Year ended December 31,
	2010	2009
Cash flow from operating activities :
Net income	$48,005,406	$(34,824,688)
Adjustments to reconcile net income to cash provided by operating activities :
Depreciation and amortization (include land)	2,166,551	1,530,238
Amortization of deferred debt issuance costs	-	274,278
Amortization of discount on convertible notes	8,601,975	3,942,185
Interest expenses	-	-
Expense related to escrow shares	-	11,125,071
Fair value of common stock issued for bonus interest	1,864,701
Fair value of shares issued for services	-	454,935
Cost of private placement	-	24,977,114
Gain on extinguishment of derivative liability	(28,404,181)	(7,046,556)
Change in fair value of derivative liabilities	(2,197,831)	12,770,113
Change in fair value of options	125,846
Loss on sales of property, plant and equipment	(2,738)
Reverse of stock split	-
Intangible assets (as PPE)	-	-
Inter-co current account	-	-
Change in operating assets and liabilities :
Accounts receivable	(73,205)	(2,755,844)
Deffered expenses	-	-
Other receivables	17,731	(48,598)
Prepaid expenses	260,236	(172,669)
Refundable advance	-	731,861
Inventories	(329,428)	(847,541)
Prepaid inventories	(4,486,361)	(3,456,511)
Tax recoverables	139,707	(138,495)
Accounts payable and accrued expenses	(1,129,657)	1,759,335
Government grant receivable	-	146,314
Other payable	-	-
Taxes payables	1,659,372	1,271,346

Net cash provided from operating activities	26,218,124	9,691,888

Cash flows from investing activities :
Deposits and prepayment	(8,438,469)	265,067
Deferred offering	35,000	-
Amount due from Suoang BST	(10,341,262)	-
Prepaid long term	(0)
Proceeds from displosal of property, plant and equipment	2,955	-
Purchase of property, plant and equipment	(2,735,696)	(4,654,910)
Net cash used in investing activities	(21,477,472)	(4,389,843)

Cash flows from financing activities :
Payment of advances from director	(25,000)	(391,583)
Proceeds from mortgage payable	163,983	-
Repayment of mortgage payable	(2,570)	-
Proceeds from issuance of common stock	28,282,810	9,874,370
Payment of convertible notes	-	(400,000)
Cash received from exercise of options	23,980
Cash received from exercise of warrants	633,021	-
Net cash provided from (used in) financing activities	29,076,224	9,082,787

Effect of foreign currency translation	(63,577)	3,420

Net increase in cash and cash equivalents	33,753,299	14,388,252

Cash and cash equivalents, beginning of period	18,302,558	3,914,306

Cash and cash equivalents, end of period	$52,055,857	$18,302,558